PLACEMENT AGENT AGREEMENT

       This Agreement is made this ______________day of _________, 2002, between THE CLASSICA GROUP, INC., a New York corporation, with a principal office located at 1835 Swarthmore Avenue, Lakewood, New Jersey 08701 (the "Company") and [PLACEMENT AGENT], having an address at (the "Placement Agent"). The Company has previously engaged the Placement Agent to introduce prospective purchasers (the "Purchasers") of shares of the Company's common stock to the Company.

       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Placement Agent's compensation (the "Placement Agent's Fee") for services rendered will consist of a transaction fee equal to an aggregate of twenty percent of the Aggregate Consideration (as hereafter defined) payable within 15 business days after the consummation of the sale of shares of the Company's common stock, par value $0.001 per share (the "Common Stock") to the Purchasers and the receipt by the Company of the Aggregate Consideration (the "Transaction"), as follows:

         a. Ten (10%) percent of the Aggregate Consideration shall be paid to the Placement Agent by cashier's or certified check or wire transfer of immediately available funds in accordance with the Placement Agent's written wire instructions; and

         b. Ten (10%) of the Aggregate Consideration shall be paid to the Placement Agent by delivery of a warrant to purchase that number of shares of the Common Stock as has an aggregate value equal to 10% of the Aggregate Consideration, such warrant to be in the form attached hereto as Exhibit A.

         The term "Aggregate Consideration" shall mean the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable, directly or indirectly, by the Purchasers to the Company as consideration for the issuance and delivery to the Purchasers by the Company of shares of the Common Stock.

2. The Company shall be under no obligation to pay any fee or other consideration to the Placement Agent on account of this Agreement unless and until the Transaction has been completed.

3. The Placement Agent's Fee shall be due and payable by the Company to the Placement Agent upon the receipt of the Aggregate Consideration, Price, from time to time, if applicable, following the consummation of the Transaction between the Company and the Purchasers. If for any reason, or no reason, including the negligence or willful refusal of Company, the Transaction is not consummated, no Placement Agent's Fee or other consideration based thereon shall be due the Placement Agent.

4. Any arrangements made by the Placement Agent with any Placement Agent, finder, or other persons with whom the Placement Agent is involved, are the Placement Agent's total responsibility. The Placement Agent shall be responsible for any other costs and expenses incurred by the Placement Agent, whether or not the Placement Agent is entitled to the Placement Agent's Fee.

5. Should any litigation be commenced between the Placement Agent and the Company concerning this Agreement regarding the rights and duties of either of the parties under this Agreement, then each party shall be solely responsible for their own attorneys' fees in such litigation or in any separate action brought for that purpose.

6. The Placement Agent is an independent contractor and shall have no authority to act for or on behalf of the Company or to bind the Company to any obligation whatsoever. The Placement Agent shall not hold itself out as an agent for the Company or purport to bind the Company to any obligation without the Company's express written approval.

7. This Agreement contains the entire agreement between the Placement Agent and the Company concerning the subject matter thereof and sets forth the rights and duties of each of the parties to the other concerning that matter as of this date. Any agreement or representation concerning the subject matter of this Agreement or the duties of Placement Agent or the Company in relation thereto not set forth in this Agreement is null and void.

           Executed this ____day of ________________, 2002.


PLACEMENT AGENT                             THE CLASSICA GROUP, INC.


By:_______________________________           By:________________________________
Name                                              Scott Halperin
Title                                             Chief Executive Officer